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                                                                    EXHIBIT 23.2

                     CONSENT OF COUTRET AND ASSOCIATES, INC.

      We consent to the incorporation by reference into this Registration Statement on Form S-3 of Goodrich Petroleum Corporation filed December 21, 2004 of information relating to Goodrich Petroleum Corporation 's estimated proved reserves as set forth under the captions "Part I, Item 1 and 2. Business and Properties - Oil and Natural Gas Reserves" in Goodrich Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

                                       COUTRET AND ASSOCIATES, INC.

                                       By   /s/ Robert J. McGowen
                                          --------------------------------------
                                              President

Shreveport, Louisiana
December 21, 2004